EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-161804) and related Prospectus of Alexza Pharmaceuticals, Inc. for the registration of 15,000,000 shares of its common stock of our report dated August 26, 2009, with respect to the financial statements of Symphony Allegro, Inc., included in Alexza Pharmaceuticals, Inc.’s Current Report (Form 8-K/A) dated October 14, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Palo Alto, California
October 14, 2009